Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our reports dated December 5, 2008, relating to the consolidated financial statements, the effectiveness of ZOLL Medical Corporation’s internal control over financial reporting and schedules of ZOLL Medical Corporation, appearing in the Company’s Annual Report on Form 10-K for the year ended September 28, 2008.

/s/ BDO Seidman, LLP

Boston, Massachusetts

February 11, 2009